                                                                         EX99(j)




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A) (No. 2-95928) of Voyageur Mutual Funds III of our report dated June 6, 2003, included in the 2003 Annual Reports to shareholders.



Ernst & Young LLP
----------------------------
Philadelphia, Pennsylvania
June 26, 2003